UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2017 (December 11, 2017)

HEALTHCARE REALTY TRUST INCORPORATED
(Exact Name of Registrant as Specified in Charter)

MARYLAND	001-11852	62-1507028
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3310 West End Avenue, Suite 700, Nashville, Tennessee 37203
(Address of principal executive offices) (Zip Code)

(615) 269-8175
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 11, 2017, Healthcare Realty Trust Incorporated (the “Company”) expects to complete the sale of $300,000,000 aggregate principal amount of the Company’s 3.625% Senior Notes due 2028 (the “Notes”) in an underwritten public offering made pursuant to a prospectus supplement and the accompanying prospectus under the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-216102). The Company expects to apply the net proceeds from the offering toward the redemption of its 5.75% senior unsecured notes due 2021. Pending such use, the net proceeds will be applied to outstanding borrowings under the Company’s unsecured credit facility and may be used for other general corporate purposes.

The Notes will be issued under an indenture between the Company and Branch Banking and Trust Company, as successor to the trustee named therein (the “Trustee”), dated as of May 15, 2001, as supplemented by the Seventh Supplemental Indenture between the Company and the Trustee, dated as of December 11, 2017 (collectively, the “Indenture”). The Notes bear interest at a rate of 3.625% per year, payable semi-annually in arrears on January 15 and July 15 of each year, commencing July 15, 2018. The Notes mature on January 15, 2028. The Trustee is an affiliate of BB&T Capital Markets, a division of BB&T Securities, LLC, which is one of the underwriters for the offering of the Notes.

The Notes may be redeemed in whole at any time or in part from time to time, at the Company’s option. If the Notes are redeemed before October 15, 2027 (three months prior to the maturity date of the Notes) (the “Par Call Date”), the Notes will be redeemed at a redemption price equal to the sum of (i) the outstanding principal amount of the Notes, (ii) the accrued and unpaid interest on the outstanding principal amount, and (iii) the excess, if any, of (a) the sum of the present values as of the date of such redemption or accelerated payment of the remaining scheduled payments of principal and interest on the Notes to be redeemed or repaid if such Notes matured on the Par Call Date (not including any portion of such payments of interest accrued to the date of redemption or repayment) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (determined on the third business day preceding the date such notice of redemption is given or declaration of acceleration is made) plus 25 basis points, over (b) the principal amount of the Notes then outstanding to be redeemed or repaid. If the Notes are redeemed on or after the Par Call Date, the Notes will be redeemed at a redemption price equal to the sum of (i) the outstanding principal amount and (ii) the accrued and unpaid interest on the outstanding principal amount.

The Indenture contains various covenants including the following: (i) debt will not exceed 60% of total assets, (ii) liens will not secure obligations in excess of 40% of total assets, (iii) total unencumbered assets will not be less than 150% of unsecured debt, and (iv) consolidated income available for debt service will be at least 150% of consolidated interest expense for the most recent four previous consecutive fiscal quarters. The Indenture provides for certain events of default, including default on certain other indebtedness.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of Note which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the information contained in Item 1.01 concerning the Company’s direct financial obligations is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

4.1
Indenture, dated as of May 15, 2001, by and between the Company and Branch Banking and Trust Company, as successor to the trustee named therein (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 17, 2001)

4.2	Seventh Supplemental Indenture, dated December 11, 2017, by and between the Company and Branch Banking and Trust Company, as trustee

4.3	Form of 3.625% Senior Note due 2028 (set forth in Exhibit B to the Seventh Supplemental Indenture filed as Exhibit 4.2 hereto)

5	Opinion of Waller Lansden Dortch & Davis, LLP

23	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED
	By:	/s/ J. Christopher Douglas
J. Christopher Douglas
Executive Vice President and Chief Financial Officer
December 11, 2017